NON-INTEREST BEARING SECURED
                                 PROMISSORY NOTE

$3,254,395                                                    Cedar Falls, Iowa
                                                                  March 5, 1999

         FOR VALUE RECEIVED, the undersigned, PARKER ACQUISITION SUB., INC., an Iowa corporation ("Maker"), hereby promises to pay to DWZM, INC., a Pennsylvania corporation or to its permitted assigns ("Payee"), at The Triad Building, 2200 Renaissance Boulevard, Suite 150, King of Prussia, Pennsylvania 19406, or at such other place as Payee may designate in writing, the principal sum of Three Million, Two Hundred Fifty-four Thousand, Three Hundred Ninety-five and no/100 Dollars ($3,254,395.00).

         This Note is delivered pursuant to an Asset Purchase Agreement dated as of March 3, 1999 between Maker and its parent, Top Air Manufacturing, Inc., an Iowa corporation, on the one hand, and Payee and its parent, Owosso Corporation, a Pennsylvania corporation, on the other hand (the "Agreement"). Payments of principal shall be paid by the undersigned to Payee in monthly installments as and to the extent the accounts receivable acquired by Maker from Payee pursuant to the Agreement (the "Accounts Receivable") are reduced (other than by write-off) in an amount equal to the amount of any such reduction in the immediately preceding calendar month payable on the 15th day of each succeeding month commencing April 15, 1999, until the entire principal amount hereof shall have been paid; provided, however, that irrespective of the amounts collected on said accounts receivable by such date, Maker shall have paid to Payee no less than One Million, Nine Hundred Fifty-two Thousand, Six Hundred Thirty-seven and no/100 Dollars ($1,952,637.00) of principal by November 15, 1999, Two Million Seven Hundred Sixty-six Thousand, Two Hundred Thirty-six and no/100 Dollars ($2,766,236.00) of principal by November 15, 2000, with a final payment of all then outstanding principal (if any) of this Note due on February 15, 2001.

         No interest shall accrue on this Note, provided, however, that if any portion of this Note is not paid when due, the principal outstanding hereunder shall, in Payee's discretion and without waiving any of the Payee's other rights and remedies, bear interest at a rate equal to the lesser of eighteen percent (18%) per annum or the maximum rate allowable under law (the "Default Rate"), said amount to be payable on demand. In the event any installment of principal is not paid when due and such failure is not cured within forty-five (45) days of written demand from Payee, Payee shall have the right to accelerate the principal of this Note by written notice of such acceleration to Maker and thereafter Payee shall be entitled to recover from Maker the full amount of principal then outstanding hereunder together with interest due at the Default Rate until paid.

         This Note is the note referred to in Section 2.2(a)(ii) and is secured by a first priority security interest in certain accounts receivable of Maker. Maker shall have the right to set off any and all amounts due hereunder against any amounts due to Maker pursuant to Section 12.8 of the Agreement in the manner provided in said Agreement.

         The undersigned, on demand from Payee, shall pay to Payee all costs and expenses incurred or paid by Payee for any reason in enforcing or attempting to enforce any of the Payee's rights and remedies in connection with the Note, including representation in any insolvency, receivership or bankruptcy proceedings and including, but not limited to, all attorneys' fees and expenses, whether or not legal proceedings relating to this Note are commenced. Until Payee is fully paid, such costs and expenses shall be added to the amounts due under this Note, shall be payable on demand and shall bear interest at the Default Rate.

         The undersigned hereby waives presentment, demand for payment, notice of non-payment, protests, notice or protests, notice of dishonor and all other notices in connection with this Note.

         No waiver by Payee of any obligation of the undersigned under this Note shall be deemed to have been made unless such waiver is in writing and signed by Payee. Payee reserves the right to waive or refrain from waiving any right or remedy under this Note. No delay or omission on the part of Payee in exercising any right or remedy under this Note shall operate as a waiver of such right or remedy or of any other right or remedy under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion.

         If any court of competent jurisdiction determines any provision hereunder to be prohibited or invalid or unenforceable under applicable law, such provision shall be ineffective only to the extent of such prohibition, invalidity or unenforceability without prohibiting, invalidating or rendering unenforceable the remainder of the provisions of this Note.

         This Note shall be governed by the internal substantive laws of the State of Iowa without regard to its conflict-of-law provisions or interpretations. Any litigation arising under this Note or relating to the obligations of the undersigned or any guarantor, surety or endorser of or under this Note shall be subject to the jurisdiction of any state or federal court located in the State of Iowa as Payee may designate. Any of the foregoing courts shall have personal jurisdiction over the undersigned and any guarantor, surety or endorser of this Note and jurisdiction over matters arising under or out of the obligations of the undersigned under this Note. This Note may be assigned by DWZM, Inc. to any affiliate of DWZM, Inc., including its parent, Owosso Corporation, and may be pledged as security to any bank lending funds to Owosso Corporation.

                                STATUTORY NOTICE

         THE OBLIGATIONS OF THE UNDERSIGNED ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN ASSET PURCHASE AGREEMENT DATED MARCH 3, 1999 BETWEEN MAKER AND ITS AFOREMENTIONED PARENT, ON THE ONE HAND AND PAYEE AND ITS AFOREMENTIONED PARENT, ON THE OTHER HAND, INCLUDING WITHOUT LIMITATION, THE RIGHT OF SET OFF AGAINST AMOUNTS OTHERWISE PAYABLE UNDER THIS NOTE IN THE MANNER PROVIDED IN SAID AGREEMENT.

         ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING PAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT PAYEE AND MAKER FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS PAYEE AND MAKER HAVE REACHED COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING AND IN THE OTHER WRITTEN AGREEMENTS REFERENCED HEREIN, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN PAYEE AND THE UNDERSIGNED, EXCEPT AS PAYEE AND THE UNDERSIGNED MAY LATER AGREE TO MODIFY, IN WRITING.

         Signed and delivered in the State of Iowa by the undersigned as of the date first above written.


                                     PARKER ACQUISITION SUB, INC.,
                                     An Iowa corporation


                                     By:  /s/ Steven R. Lind
                                         ---------------------------------------
                                     Title:  President
                                           -------------------------------------